Exhibit 99.1

TSS, INC. REPORTS THIRD QUARTER 2023 RESULTS

ROUND ROCK, TX – November 13, 2023 – TSS, Inc. (Other OTC: TSSI), a data center facilities and technology integration services company, reported results for its third quarter ended September 30, 2023.

“We continued to produce strong financial results during the third quarter as we improved efficiency through operational investments. We are beginning to see the benefits of our expanded sales initiatives as we integrate hardware and software technologies into useable solutions that enable data centers and the Internet to function,” said Darryll E. Dewan, President and CEO of TSS. “We continue to invest in our foundation and plan that will benefit our growth and financial performance going forward. We will continuously improve the solutions and services we provide to the market.”

Third Quarter Highlights (unaudited):

●

Third quarter 2023 revenue of $8.9 million compared with $8.1 million in the third quarter of 2022. Reseller revenues were $5.4 million in the third quarter of 2023 compared to $3.1 million in the third quarter of 2022.

●	Gross margin of 32% in the third quarter of 2023 compared with 34% in the third quarter of 2022.
●	Operating income of $715,000 in the third quarter of 2023 compared to operating income of $871,000 in the third quarter of 2022.
●	Net income of $209,000 or $0.01 per share in the third quarter of 2023 compared to net income of $605,000 or $0.03 per share in the third quarter of 2022.
●	Adjusted EBITDA of $940,000 in the third quarter of 2023 compared with Adjusted EBITDA of $1,043,000 in the third quarter of 2022.

Year-to-date Highlights (unaudited):

●	2023 revenue of $30.0 million compared with $19.7 million in 2022. Reseller revenues were $17.7 million in 2023 compared to $5.6 million in 2022.
●	Gross margin of 26% in 2023 compared with 36% in 2022.
●	Operating income of $1,025,000 in 2023 compared to operating income of $1,637,000 in 2022.
●	Net loss of $262,000 or $(0.01) per share in 2023 compared to net income of $1,068,000 or $0.05 per share in 2022.
●	Adjusted EBITDA of $1,727,000 in 2023 compared with Adjusted EBITDA of $2,202,000 in 2022.

“We have balanced achieving positive results with funding strategic investments in our sales and operations staff that will benefit us and drive growth in future periods,” added Dewan. “Looking forward, we are in the process of expanding our direct selling capabilities and improving communication to the market and our customers so that we can capture more of the transformation and growth in the IT market that is being driven by AI, cyber-security, data analytics, and other emerging technologies. We are also looking at expanding the range of services we provide to the IT market and believe both initiatives will drive continued revenue growth in 2023 and into next year. We anticipate finishing the year strongly as we build a pipeline for additional growth next year.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the third quarter 2023 financial results for Monday, November 13, 2023, at 4:30 PM Eastern. To participate on the conference call, please dial 1-888-596-4144 toll free from the U.S., or 1-646-968-2525 for international callers. The event ID number is 3667493. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at www.tssiusa.com.

An audio replay of the conference call will be available approximately four hours after the conclusion of the call and will be made available until December 14, 2023. The audio replay can be accessed at the following url: EVENT | ECHO PLAYBACK (registrations.events)

The conference ID to access the digital playback is 3667493. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, provision for bad debts and certain extraordinary items, including CEO transition costs. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. For more information, visit www.tssiusa.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers and our ability to diversify our customer base; risks relating to operating in a highly competitive industry; risks relating to supply chain challenges; risk related to changes in labor market conditions; risks related to the implementation of a new enterprise resource IT system; risk related to the development of our procurement and reseller services business; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; uncertainty related to current economic conditions including the impact of the COVID-19 pandemic and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	September 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$28,703	$20,397
Contract and other receivables, net	6,311	2,745
Costs and estimated earnings in excess of billings on uncompleted contracts	610	231
Inventories, net	2,131	862
Prepaid expenses and other current assets	335	175
Total current assets	38,090	24,410
Property and equipment, net	657	587
Lease right-of-use assets	4,231	4,717
Goodwill	780	780
Intangible assets, net	-	35
Other assets	839	877
Total assets	$44,597	$31,406
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$22,256	$21,616
Deferred revenues	14,768	2,080
Current portion of lease liabilities	673	467
Total current liabilities	36,563	24,163
Non-current portion of lease liabilities	3,808	4,309
Total liabilities	41,505	28,472
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at September 30, 2023 and December 31, 2022; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at September 30, 2023 and December 31, 2022: 23,473 and 23,197 shares issued at September 30, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	71,975	71,522
Treasury stock 1,744 and 1,657 shares at cost at September 30, 2023 and December 31, 2022, respectively	(2,238)	(2,205)
Accumulated deficit	(66,647)	(66,385)
Total stockholders' equity	3,092	2,934
Total liabilities and stockholders’ equity	$44,597	$31,406

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Results of Operations:
Revenue	$8,880	$8,077	$29,991	$19,690
Cost of revenue	6,050	5,312	16,203	7,335
Gross profit	2,830	2,765	7,738	7,043
Operating expenses:
Selling, general and administrative	2,043	1,826	6,464	5,158
Depreciation and amortization	72	68	249	248
Total operating costs	2,115	1,894	6,713	5,406
Operating income (loss)	715	871	1,025	1,637
Interest expense, net	(482)	(255)	(1,242)	(537)
Income (loss) before income taxes	233	616	(217)	1,100
Income tax expense	24	11	45	32
Net income (loss)	$209	$605	$(262)	$1,068

Basic net income (loss) per share	$0.01	$0.03	$(0.01)	$0.05
Diluted net income (loss) per share	$0.01	$0.03	$(0.01)	$0.05

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income (loss)	$209	$605	$(262)	$1,068
Interest expense (income), net	482	255	1,242	537
Depreciation and amortization	72	68	249	248
Income tax expense	24	11	45	32
EBITDA profit (loss)	$787	939	$1,274	$1,885
Stock based compensation	153	104	453	317
Adjusted EBITDA profit (loss)	$940	$1,043	$1,727	$2,202